UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 8, 2016

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2016, the Board of Directors (the “Board”) of the Company approved an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws adding Article IX.

Article IX provides that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware.

The foregoing is intended to be only a summary, does not purport to be a complete description of the Amended and Restated Bylaws, as amended, and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, as amended, attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01                                         Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	July 14, 2016	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Bylaws, as amended